Exhibit 4.1

0.500% NOTES DUE 2024

MERCK & CO., INC.

Officers’ Certificate

Pursuant to the resolutions (collectively, the “Resolutions”) of the Board of Directors of Merck & Co., Inc. (the “Company”) adopted at meetings duly called and held on February 24, 2015 and November 24, 2015 (at which meetings a quorum was present and acting throughout), which authorized the Company to issue and sell its debt securities and empowered an Authorized Officer (as defined in the Resolutions) to approve the form and terms of such debt securities, Mark E. McDonough, Senior Vice President and Treasurer of the Company, as Authorized Officer under the Resolutions, and Katie E. Fedosz, Senior Assistant Secretary, hereby approves and establishes under the Indenture, dated as of January 6, 2010 (the “Indenture”), between the Company and U.S. Bank Trust National Association, as Trustee (the “Trustee”), a series of debt securities the terms of which are as follows:

1. The title of the debt securities of such series shall be 0.500% Notes due 2024 (the “2024 Notes”).

2. The aggregate principal amount of the 2024 Notes which may be authenticated and delivered under the Indenture is initially limited to €500,000,000, except for 2024 Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other 2024 Notes of the series pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any 2024 Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture.

3. The Company shall have the right from time to time, without the consent of the Holders of the 2024 Notes, to create and issue additional notes with the same terms and conditions as the 2024 Notes except for the issue date, issue price and the first payment of interest thereon (“Additional Notes”), provided that if the Additional Notes are not fungible with the previously outstanding 2024 Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP, ISIN and Common Code. Additional Notes will be consolidated with and will form a single series with the previously outstanding 2024 Notes. Any election by the Company to so increase such aggregate principal amount shall be evidenced by a certificate of an Authorized Officer or Authorized Officers. No Additional Notes may be issued if an Event of Default has occurred or is continuing with respect to the 2024 Notes.

4. The 2024 Notes shall be issued in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

5. The proceeds to the Company (after deducting the underwriting discounts and commissions but before deducting certain expenses payable by the Company in connection with the issuance of the 2024 Notes) shall be 99.303% of the aggregate principal amount of the 2024 Notes.

6. The maturity date on which the principal of each of the 2024 Notes is payable shall be November 2, 2024 (the “Stated Maturity”).

7. The 2024 Notes shall bear interest at the rate of 0.500% per annum from (and including) November 2, 2016. Interest shall be payable on each Interest Payment Date and at the Stated Maturity. Interest payments shall be in the amount of interest accrued to, but excluding, the relevant Interest Payment Date or the Stated Maturity, as applicable.

8. The Interest Payment Date for the 2024 Notes shall be November 2 of each year, commencing on November 2, 2017, and the Regular Record Date for the 2024 Notes shall be the fifteenth calendar day before the next Interest Payment Date.

If any Interest Payment Date, the Stated Maturity or Redemption Date for the 2024 Notes is not a Business Day, the Company will make the payment for such Interest Payment Date, the Stated Maturity or Redemption Date on the next Business Day, but the Company will not be liable for any additional interest as a result of the delay in payment.

“Business Day” means any Monday, Tuesday, Wednesday, Thursday or Friday which is not a day when banking institutions are authorized or obligated by law or executive order to be closed in The City of New York or London and, for any place of payment outside of The City of New York or London, in such place of payment, and on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates.

9. With respect to the 2024 Notes, the Company will compute the amount of interest payable on the basis of (i) the actual number of days in the period for which interest is being calculated and (ii) the actual number of days from (and including) the last date on which interest was paid on the 2024 Notes (or November 2, 2016, if no interest has been paid on the 2024 Notes) to (but excluding) the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

10. The Paying Agent for the 2024 Notes will be Elavon Financial Services DAC, UK Branch. The Security Registrar will be Elavon Financial Services DAC. Notwithstanding the foregoing, the Company may change the Paying Agent or Security Registrar, in accordance with the terms of the Indenture and this Officers’ Certificate.

2

11. The 2024 Notes will be redeemable in whole at any time or in part from time to time, at the Company’s option, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the 2024 Notes to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below), plus 12.5 basis points, plus any interest accrued but not paid to, but excluding, the Redemption Date.

On or after August 2, 2024 (three months prior to the Stated Maturity of the 2024 Notes), the Company may redeem the 2024 Notes in whole at any time or in part from time to time, at the Company’s option, at a Redemption Price equal to 100% of the principal amount of the 2024 Notes being redeemed, plus any interest accrued but not paid to, but excluding, the Redemption Date.

“Comparable Government Bond Rate” means, with respect to any Redemption Date, the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the 2024 Notes to be redeemed, if they were to be purchased at such price on the third Business Day prior to the Redemption Date, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Company.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a German federal government bond whose maturity is closest to the Stated Maturity of the 2024 Notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German federal government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German federal government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.

“Remaining Scheduled Payments” means, with respect to the 2024 Notes to be redeemed, the remaining scheduled payments of principal of and interest on the 2024 Notes that would be due after the related Redemption Date but for the redemption. If that Redemption Date is not an Interest Payment Date with respect to the 2024 Notes, the amount of the next succeeding scheduled interest payment on the 2024 Notes will be reduced by the amount of interest accrued on the 2024 Notes to the related Redemption Date.

Holders of 2024 Notes to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days before the Redemption Date.

3

The principal amount of a 2024 Note remaining outstanding after a redemption in part shall be €100,000 or an integral multiple of €1,000 in excess thereof.

If fewer than all of the 2024 Notes are to be redeemed, the Trustee will select the particular 2024 Notes or portions thereof for redemption from the outstanding 2024 Notes not previously called, pro rata or by lot, or in such other manner as the Company shall direct.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the 2024 Notes or portions thereof called for redemption.

The 2024 Notes are also subject to redemption if certain events occur involving United States taxation, as described under section 19 hereof.

12. Payment of the principal of (and premium, if any) and interest on the 2024 Notes will be made in euros in immediately available funds upon surrender of such 2024 Notes at the office of the Paying Agent in London, UK. Payments of interest on any 2024 Notes (other than at the Stated Maturity of such 2024 Notes) will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer to such account as may have been appropriately designated in writing no later than the relevant Regular Record Date to the Paying Agent by such Person.

13. The provisions on defeasance and covenant defeasance in Article Thirteen of the Indenture shall apply to the 2024 Notes. However, for the 2024 Notes, any reference to “money” shall be replaced by “money (in euros)” and any reference to “U.S. Government Obligations” shall be replaced by “Federal Republic of Germany Obligations” in that Article Thirteen.

“Federal Republic of Germany obligations” means (1) securities that are direct obligations of the Federal Republic of Germany for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the Federal Republic of Germany, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the Federal Republic of Germany, which, in either case under clauses (1) or (2) are not callable or redeemable at the option of the issuer thereof.

14. In addition to the Events of Default listed in Section 501 of the Indenture, for the 2024 Notes, there will be an Event of Default where the Company defaults in the payment of Additional Amounts on the 2024 Notes within 30 days after such payment is due.

15. All payments of interest and principal, including payments made upon any redemption of the 2024 Notes, will be payable in euros. If, on or after November 2, 2016, the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the

4

international banking community, then all payments in respect of the 2024 Notes will be made in U.S. dollars until the euro is again available to the Company or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars on the basis of the most recently available market exchange rate for euros. Any payment in respect of the 2024 Notes so made in U.S. dollars will not constitute an Event of Default under the 2024 Notes or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for effecting such currency conversions.

16. The Depository for such Book-Entry Securities shall be a common depositary. The 2024 Notes shall be issued in the form of one or more Book-Entry Securities and registered in the name of the nominee of the common depositary for the accounts of Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V.

17. All payments of principal and interest in respect of the 2024 Notes will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United States or any political subdivision or taxing authority of or in the United States (collectively, “Taxes”), unless such withholding or deduction is required by law.

In the event such withholding or deduction of Taxes is required by law, subject to the limitations described below, the Company will pay to the holder of any 2024 Note that is not beneficially owned by a U.S. Holder (as defined below) such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment received by the beneficial owner of the 2024 Note of principal of or interest or any other amount payable on the 2024 Notes (including upon redemption), after deduction or withholding for or on account of such Taxes, will not be less than the amount provided for in such 2024 Note to be then due and payable before deduction or withholding for or on account of such Taxes.

A “U.S. Holder” is defined as any beneficial owner of a 2024 Note that for United States federal income tax purposes is: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity classified as a corporation for these purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia; (iii) an estate, the income of which is subject to United States federal income taxation regardless of the source of that income; or (iv) a trust, if (1) a United States court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”)) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.”

However, the Company’s obligation to pay Additional Amounts shall not apply to:

(1) any Taxes which would not have been so imposed but for:

5

(a) the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in a trade or business in the United States or being or having been present in the United States or having or having had a permanent establishment in the United States;

(b) the failure of such holder or beneficial owner to comply with any certification, information or other reporting requirement, if compliance is required under United States tax laws and regulations to establish entitlement to a partial or complete exemption from such Taxes (including, but not limited to, the requirement to provide United States Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, or any subsequent versions thereof or successor thereto); or

(c) such holder’s or beneficial owner’s present or former status as a personal holding company or a foreign personal holding company with respect to the United States, as a controlled foreign corporation with respect to the United States, as a passive foreign investment company with respect to the United States, as a foreign tax exempt organization with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax;

(2) any Taxes imposed by reason of the holder or beneficial owner:

(a) owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of the Company’s stock, as described in section 871(h)(3) of the Internal Revenue Code,

(b) being a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code, or

(c) being a controlled foreign corporation with respect to the United States that is related to the Company by stock ownership;

(3) any Taxes which would not have been so imposed but for the presentation by the holder or beneficial owner of such 2024 Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment of the 2024 Note is duly provided for and notice is given to holders, whichever occurs later, except to the extent that the holder or beneficial owner would have been entitled to such Additional Amounts on presenting such 2024 Note on any date during such 30-day period;

6

(4) any estate, inheritance, gift, sales, excise, transfer, personal property, wealth or similar Taxes;

(5) any Taxes which are payable otherwise than by withholding from a payment on such 2024 Note;

(6) any Taxes which are payable by a holder that is not the beneficial owner of the 2024 Note, or a portion of the 2024 Note, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an additional amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

(7) any Taxes required to be withheld by any paying agent from any payment on any 2024 Note, if such payment can be made without such withholding by at least one other paying agent;

(8) any Taxes imposed under sections 1471 through 1474 of the Internal Revenue Code (or any amended or successor provisions), any current or future Treasury regulations or official interpretations thereof, any agreement entered into pursuant to section 1471(b) of the Internal Revenue Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Internal Revenue Code; or

(9) any combination of items (1), (2), (3), (4), (5), (6), (7) and (8).

For purposes of this section, the acquisition, ownership, enforcement, or holding of or the receipt of any payment with respect to a 2024 Note will not constitute a connection (i) between the holder or beneficial owner and the United States or (ii) between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity and the United States.

Any reference in the 2024 Notes or Indenture to principal or interest or other payment on the 2024 Notes shall be deemed to refer also to Additional Amounts which may be payable under the provisions of this section.

The Company will pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority therein with respect to the issuance of the 2024 Notes pursuant to this offering.

7

Except as specifically provided in the 2024 Notes, the Company will not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority of or in the United States.

18. The 2024 Notes may be redeemed at the Company’s option, in whole but not in part, at a Redemption Price equal to 100% of the principal amount of the 2024 Notes to be redeemed, together with interest accrued and unpaid to, but excluding, the Redemption Date, at any time, on giving not less than 30 nor more than 60 days’ notice, if

(1) the Company has or will become obligated to pay Additional Amounts as a result of any change in or amendment to the laws, regulations or rulings of the United States or any political subdivision or any taxing authority of or in the United States affecting taxation, or any change in or amendment to an official application, interpretation, administration or enforcement of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after October 26, 2016, provided the Company reasonably determines that such obligation cannot be avoided by the Company’s taking reasonable measures available to the Company without significant difficulty, cost or expense, or

(2) any action shall have been taken by a taxing authority, or any action has been brought in a court of competent jurisdiction, in the United States or any political subdivision or taxing authority of or in the United States, including any of those actions specified in (1) above, whether or not such action was taken or brought with respect to the Company, or any change, clarification, amendment, application or interpretation of such laws, regulations or rulings shall be officially proposed, in any such case on or after October 26, 2016, which results in a substantial likelihood that the Company will be required to pay Additional Amounts on the next Interest Payment Date.

However, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be, in the case of a redemption for the reasons specified in (1) above, or there would be a substantial likelihood that the Company would be, in the case of a redemption for the reasons specified in (2) above, obligated to pay such Additional Amounts if a payment in respect of the 2024 Notes were then due and, at the time such notification of redemption is given, such circumstance remains in effect.

Prior to the publication of any notice of redemption pursuant to this section, in the case of a redemption for the reasons specified in (1) or (2) above, the Company will deliver to the Trustee under the Indenture:

(i) a certificate signed by one of the Company’s duly authorized officers stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the Company’s right so to redeem have occurred, and

8

(ii) a written opinion of independent legal counsel of recognized standing to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change or amendment or that there is a substantial likelihood that the Company will be required to pay such Additional Amounts as a result of such action or proposed change, clarification, amendment, application or interpretation, as the case may be.

Such notice, once delivered by the Company to the Trustee, will be irrevocable.

19. The form of the 2024 Notes attached hereto as Annex A is hereby approved.

Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Indenture.

9

IN WITNESS WHEREOF, we have hereunto signed our names this 2nd day of November, 2016.

By:	/s/ Mark E. McDonough
Mark E. McDonough
Senior Vice President and Treasurer

By:	/s/ Katie E. Fedosz
Katie E. Fedosz
Senior Assistant Secretary

Annex A

REGISTERED No. R-1 CUSIP NO.: U5888N AA0 ISIN NO.: XS1513055555 COMMON CODE: 151305555	REGISTERED PRINCIPAL AMOUNT: €500,000,000

MERCK & CO., INC.

0.500% NOTES DUE 2024

This Security is a Book-Entry Security within the meaning of the Indenture referred to on the reverse hereof and is registered in the name of USB Nominees (UK) Limited, as nominee of Elavon Financial Services DAC, common depository for the accounts of Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System (the “Depository”). This Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture and this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository.

Unless this Certificate is presented by an authorized representative of the Depository to the Company or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of USB Nominees (UK) Limited or in such other name as is requested by an authorized representative of the Depository (and any payment hereon is made to USB Nominees (UK) Limited or to such other entity as is requested by an authorized representative of Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, USB Nominees (UK) Limited, has an interest herein.

2

Merck & Co., Inc., a New Jersey corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to USB Nominees (UK) Limited, as nominee for the Depository, or registered assigns, the principal sum of Five Hundred Million Euros (€500,000,000) on November 2, 2024 (the “Stated Maturity”), and to pay interest thereon from and including November 2, 2016 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on November 2 of each year and at the Stated Maturity, commencing on November 2, 2017, at a rate per annum of 0.500%, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the interest rate specified above on any overdue principal and premium and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day before the next Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

The Company will at all times appoint and maintain a Paying Agent (which may be the Trustee) authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities of this series on behalf of the Company and having an office or agency (the “Paying Agent Office”), where Securities of this series may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to Securities of this series may be served. The Company has initially appointed Elavon Financial Services DAC, UK Branch as such Paying Agent, with the Paying Agent Office currently at 125 Old Broad Street, Fifth Floor, London EC2N 1AR United Kingdom. The Company will give prompt written notice to the Trustee of any change in such appointment.

Payment of the principal of (and premium, if any) and interest on this Security will be made in euros in immediately available funds upon surrender of such Security at the office of the Paying Agent in London, UK. Payments of interest on any Security of this series (other than at the Stated Maturity of such Security) will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer to such account as may have been appropriately designated in writing no later than the relevant Regular Record Date to the Paying Agent by such Person.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

3

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature page follows]

4

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: November 2, 2016

MERCK & CO., INC.

By:
Name: Mark E. McDonough Title: Senior Vice President and Treasurer

Attest:

Name: Katie E. Fedosz Title: Senior Assistant Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

U.S. BANK TRUST NATIONAL ASSOCIATION, As Trustee

By:
Authorized Officer

[REVERSE OF SECURITY]

MERCK & CO., INC.

0.500% NOTES DUE 2024

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of January 6, 2010, as amended and supplemented (herein called the “Indenture”), between the Company and U.S. Bank Trust National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

The terms of the Securities include those stated in the Indenture and in the Officers’ Certificate dated November 2, 2016 (the “Officers’ Certificate”). This Security is subject to the terms in the Indenture and the Officers’ Certificate, and Holders are referred to the Indenture and the Officers’ Certificate for a statement of such terms. All terms used but not defined in this Security which are defined in the Indenture or in the Officers’ Certificate shall have the meanings assigned to them in the Indenture or Officers’ Certificate, as applicable.

This Security is one of the series designated on the face hereof. The aggregate principal amount of such series is €500,000,000.

The Company shall have the right from time to time, without the consent of the Holders of the Securities, to create and issue additional securities with the same terms and conditions as the Securities except for the issue date, issue price and the first payment of interest thereon (“Additional Securities”), provided that if the Additional Securities are not fungible with the previously outstanding Securities for U.S. federal income tax purposes, such Additional Securities will have a separate CUSIP, ISIN and Common Code. Additional Securities will be consolidated with and will form a single series with the previously outstanding Securities. Any election by the Company to so increase such aggregate principal amount shall be evidenced by a certificate of an Authorized Officer or Authorized Officers. No Additional Securities may be issued if an Event of Default has occurred or is continuing with respect to the Securities.

If any Interest Payment Date, Stated Maturity or Redemption Date for the Securities is not a Business Day, the Company will make the payment for such Interest Payment Date, Stated Maturity or Redemption Date on the next Business Day, but the Company will not be liable for any additional interest as a result of the delay in payment.

“Business Day” means any Monday, Tuesday, Wednesday, Thursday or Friday which is not a day when banking institutions are authorized or obligated by law or executive order to be closed in The City of New York or London and, for any place of payment outside of The City of New York or London, in such place of payment, and on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates.

With respect to the Securities, the Company will compute the amount of interest payable on the basis of (i) the actual number of days in the period for which interest is being calculated and (ii) the actual number of days from (and including) the last date on which interest was paid on the Securities (or November 2, 2016, if no interest has been paid on the Securities) to (but excluding) the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

This Security is not subject to any sinking fund.

The Securities will be redeemable in whole at any time or in part from time to time, at the Company’s option, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below), plus 12.5 basis points, plus any interest accrued but not paid to, but excluding, the Redemption Date.

On or after August 2, 2024 (three months prior to the Stated Maturity of the Securities), the Company may redeem the Securities in whole at any time or in part from time to time, at the Company’s option, at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed, plus any interest accrued but not paid to, but excluding, the Redemption Date.

“Comparable Government Bond Rate” means, with respect to any Redemption Date, the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the Securities to be redeemed, if they were to be purchased at such price on the third Business Day prior to the Redemption Date, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Company.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a German federal government bond whose maturity is closest to the Stated Maturity of the Securities to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German federal government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German federal government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.

“Remaining Scheduled Payments” means, with respect to the Securities to be redeemed, the remaining scheduled payments of principal of and interest on the Security that would be due after the related Redemption Date but for the redemption. If that Redemption Date is not an Interest Payment Date with respect to a Security, the amount of the next succeeding scheduled interest payment on the Security will be reduced by the amount of interest accrued on the Security to the related Redemption Date.

Holders of Securities to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days before the Redemption Date.

The principal amount of this Security remaining outstanding after a redemption in part shall be €100,000 or an integral multiple of €1,000 in excess thereof.

If fewer than all of the Securities are to be redeemed, the Trustee will select the particular Securities or portions thereof for redemption from the outstanding Securities not previously called, pro rata or by lot, or in such other manner as the Company shall direct.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Securities or portions thereof called for redemption.

The Securities are also subject to redemption if certain events occur involving United States taxation, as described below.

All payments of principal and interest in respect of the Securities will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United States or any political subdivision or taxing authority of or in the United States (collectively, “Taxes”), unless such withholding or deduction is required by law.

In the event such withholding or deduction of Taxes is required by law, subject to the limitations described below, the Company will pay to the holder of any Security that is not beneficially owned by a U.S. Holder (as defined below) such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment received by the beneficial owner of such Security of principal of or interest or any other amount payable on the Securities (including upon redemption), after deduction or withholding for or on account of such Taxes, will not be less than the amount provided for in such Note to be then due and payable before deduction or withholding for or on account of such Taxes.

A “U.S. Holder” is defined as any beneficial owner of a Security that for United States federal income tax purposes is: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity classified as a corporation for these purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia; (iii) an estate, the income of which is subject to United States federal income taxation regardless of the source of that income; or (iv) a trust, if (1) a United States court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”)) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a “United States person.”

However, the Company’s obligation to pay Additional Amounts shall not apply to:

(1) any Taxes which would not have been so imposed but for:

(a) the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in a trade or business in the United States or being or having been present in the United States or having or having had a permanent establishment in the United States;

(b) the failure of such holder or beneficial owner to comply with any certification, information or other reporting requirement, if compliance is required under United States tax laws and regulations to establish entitlement to a partial or complete exemption from such Taxes (including, but not limited to, the requirement to provide United States Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, or any subsequent versions thereof or successor thereto); or

(c) such holder’s or beneficial owner’s present or former status as a personal holding company or a foreign personal holding company with respect to the United States, as a controlled foreign corporation with respect to the United States, as a passive foreign investment company with respect to the United States, as a foreign tax exempt organization with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax;

(2) any Taxes imposed by reason of the holder or beneficial owner:

(a) owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of the Company’s stock, as described in section 871(h)(3) of the Internal Revenue Code,

(b) being a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code, or

(c) being a controlled foreign corporation with respect to the United States that is related to the Company by stock ownership;

(3) any Taxes which would not have been so imposed but for the presentation by the holder or beneficial owner of such Security for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment of the Security is duly provided for and notice is given to holders, whichever occurs later, except to the extent that the holder or beneficial owner would have been entitled to such Additional Amounts on presenting such Security on any date during such 30-day period;

(4) any estate, inheritance, gift, sales, excise, transfer, personal property, wealth or similar Taxes;

(5) any Taxes which are payable otherwise than by withholding from a payment on such Security;

(6) any Taxes which are payable by a holder that is not the beneficial owner of the Security, or a portion of the Security, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an additional amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

(7) any Taxes required to be withheld by any paying agent from any payment on any Security, if such payment can be made without such withholding by at least one other paying agent;

(8) any Taxes imposed under Sections 1471 through 1474 of the Internal Revenue Code (or any amended or successor provisions), any current or future Treasury regulations or official interpretations thereof, any agreement entered into pursuant to section 1471(b) of the Internal Revenue Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Internal Revenue Code; or

(9) any combination of items (1), (2), (3), (4), (5), (6), (7) and (8).

For purposes of this section, the acquisition, ownership, enforcement, or holding of or the receipt of any payment with respect to a Security will not constitute a connection (i) between the holder or beneficial owner and the United States or (ii) between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity and the United States.

Any reference in the Securities or Indenture to principal or interest or other payment on the Securities shall be deemed to refer also to Additional Amounts which may be payable under the provisions of this section.

The Company will pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority therein with respect to the issuance of the Securities pursuant to this offering.

Except as specifically provided in the Securities, the Company will not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority of or in the United States.

The Securities may be redeemed at the Company’s option, in whole but not in part, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, together with interest accrued and unpaid to, but excluding, the Redemption Date, at any time, on giving not less than 30 nor more than 60 days’ notice, if

(1) the Company has or will become obligated to pay Additional Amounts as a result of any change in or amendment to the laws, regulations or rulings of the United States or any political subdivision or any taxing authority of or in the United States affecting taxation, or any change in or amendment to an official application, interpretation, administration or enforcement of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after October 26, 2016, provided the Company reasonably determines that such obligation cannot be avoided by the Company’s taking reasonable measures available to the Company without significant difficulty, cost or expense, or

(2) any action shall have been taken by a taxing authority, or any action has been brought in a court of competent jurisdiction, in the United States or any political subdivision or taxing authority of or in the United States, including any of those actions specified in (1) above, whether or not such action was taken or brought with respect to the Company, or any change, clarification, amendment, application or interpretation of such laws, regulations or rulings shall be officially proposed, in any such case on or after October 26, 2016, which results in a substantial likelihood that the Company will be required to pay Additional Amounts on the next Interest Payment Date.

However, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be, in the case of a redemption for the reasons specified in (1) above, or there would be a substantial likelihood that the Company would be, in the case of a redemption for the reasons specified in (2) above, obligated to pay such Additional Amounts if a payment in respect of the Securities were then due and, at the time such notification of redemption is given, such circumstance remains in effect.

Prior to the publication of any notice of redemption pursuant to this section, in the case of a redemption for the reasons specified in (1) or (2) above, the Company will deliver to the Trustee under the Indenture:

(i) a certificate signed by one of the Company’s duly authorized officers stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the Company’s right so to redeem have occurred, and

(ii) a written opinion of independent legal counsel of recognized standing to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change or amendment or that there is a substantial likelihood that the Company will be required to pay such Additional Amounts as a result of such action or proposed change, clarification, amendment, application or interpretation, as the case may be.

Such notice, once delivered by the Company to the Trustee, will be irrevocable.

All payments of interest and principal, including payments made upon any redemption of the Securities, will be payable in euros. If, on or after October 26, 2016, the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Securities will be made in U.S. dollars until the euro is again available to the Company or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars on the basis of the most recently available market exchange rate for euros. Any payment in respect of the Securities so made in U.S. dollars will not constitute an Event of Default under the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for effecting such currency conversions.

In addition to the Events of Default listed in Section 501 of the Indenture, for the Securities, there will be an Event of Default where the Company defaults in the payment of Additional Amounts on the Securities within 30 days after such payment is due. If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The provisions on defeasance and covenant defeasance in Article Thirteen of the Indenture shall apply to the Securities. However, for the Securities, any reference to “money” shall be replaced by “money (in euros)” and any reference to “U.S. Government Obligations” shall be replaced by “Federal Republic of Germany Obligations” in that Article Thirteen.

“Federal Republic of Germany obligations” means (1) securities that are direct obligations of the Federal Republic of Germany for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the Federal Republic of Germany, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the Federal Republic of Germany, which, in either case under clauses (1) or (2) are not callable or redeemable at the option of the issuer thereof.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange thereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of €100,000 and integral multiples of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common

TEN ENT	- as tenants by the entireties

JT TEN	- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - Custodian
(Cust) (Minor)

under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address, Including Postal Zip Code, of Assignee)

the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature Guaranteed

NOTICE: Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

10